Exhibit 10.02

FISHER SCIENTIFIC INTERNATIONAL INC.

2005 EQUITY AND INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

     This RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of the [___day of                    , _______], is entered into by and between Fisher Scientific International Inc., a Delaware corporation (the “Company”), and [                    ] (the “Grantee” and, together with the Company, the “Parties”).

RECITALS

     A. The Company has adopted and approved the Fisher Scientific International Inc. 2005 Equity & Incentive Plan (the “Plan”), a copy of which is attached to this Agreement; and

     B. The Committee appointed to administer the Plan has determined that Grantee is eligible to participate in the Plan and that it would be to the advantage and best interest of the Company and its stockholders to grant the award of Restricted Stock (as defined below) provided for herein to Grantee; and

     C. This Agreement is prepared in conjunction with and under the terms of the Plan. Terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan; and

     D. Grantee has accepted the grant of the Restricted Stock and agreed to the terms and conditions hereinafter stated.

     NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS AND OF THE PROMISES AND CONDITIONS HEREIN CONTAINED, IT IS AGREED AS FOLLOWS:

     1. Grant of Restricted Stock. Subject to the provisions of this Agreement, the provisions of the Plan, and the provisions of [the Company’s current agreement relating to intellectual property, confidential information, competitive activities, non-solicitation and dispute resolution in effect at the time] between the Company and [                    ],the Company has granted effective [                    ] (the “ Grant Date”) [___]shares of common stock of the Company (the “Common Stock”) pursuant to the terms and conditions of this Agreement (the “Restricted Stock”).

     2. Restrictions and Restricted Period.

          (a) Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 4 below until the lapse of the Restricted Period (as defined below) (the “Restrictions”).

          (b) Restricted Period. Subject to the forfeiture provisions set forth in Section 4(a), the restrictions set forth above shall lapse and the shares of Restricted Stock shall become vested and transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) in accordance with and subject to the vesting schedule set forth in Exhibit A hereto upon the achievement of the Performance Goals outlined on Exhibit A. To the extent that the Performance Goals are not achieved for the applicable time period set forth on Exhibit A, then the shares of Restricted Stock that would otherwise vest upon the achievement of such Performance Goals during such time period shall be forfeited to the Company.

     3. Rights of a Stockholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the rights to vote and receive ordinary dividends. In the event that the Committee approves an adjustment to the Restricted Stock pursuant to Section 5(b) of the Plan, then in such event, any and all new, substituted or additional securities to which Grantee is entitled by reason of the Restricted Stock shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event.

     4. Cessation of Employment.

          (a) Forfeiture. If the Grantee’s employment or service with the Company or any Subsidiary or Affiliate is terminated at any time while the Grantee is holding Restricted Stock for any reason other than those set forth in Section 4(b) of this Agreement, then any unvested shares of Restricted Stock shall be forfeited to the Company and neither the Grantee nor any of Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

          (b) Accelerated Vesting. If the Grantee’s employment or service with the Company or any Subsidiary or Affiliate is terminated as a result of the Grantee’s death or Disability, the Restricted Stock shall immediately vest in full.

     5. Certificates. Restricted Stock granted herein may be evidenced in such manner as the Committee shall determine. If certificates representing

Restricted Stock are registered in the name of the Grantee, then the Company may retain physical possession of the certificate until the Restricted Period has lapsed.

     6. Legends. The Company may require, as a condition to the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear the legend as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEES(S)AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

     7. Taxes. The Grantee shall pay to the Company promptly upon request, at the time the Grantee recognizes taxable income in respect of the shares of Restricted Stock, an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. In lieu of collecting payment from the Grantee, the Company may, in its discretion, distribute vested shares of Common Stock net of the number of whole shares of Common Stock the fair market value of which is equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws.

     8. Restrictive Covenants. If the Grantee engages in any conduct in breach of any noncompetition, nonsolicitation or confidentiality obligations to the Company under any agreement, policy or plan (including the Company’s current agreement relating to intellectual property, confidential information, competitive activities, non-solicitation and dispute resolution in effect at the time), then such conduct shall also be deemed to be a breach of the terms of the Plan and this Agreement. Upon such breach, any unvested shares of Restricted Stock and any shares that vested within a period of 18 months prior to such breach shall be forfeited to the Company upon demand and any amounts realized upon the sale of such vested shares shall be returned to the Company upon demand.

     9. Miscellaneous.

          (a) Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

          (b) Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at Liberty Lane, Hampton, New Hampshire 03842, Attention: Corporate Secretary, and to Grantee at the address set forth below or at such other address as either party may hereafter designate in writing to the other by like notice.

          (c) Successor. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under the Plan or the Grantee’s Agreement.

          (e) Amendment. This Agreement may not be amended in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of such party of a provision of this Agreement.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Grantee has hereunto set Grantee’s hand.

FISHER SCIENTIFIC INTERNATIONAL INC.

BY:

Signature of Grantee:
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Address

Social Security Number